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                                                     Exhibit 12.2


                COMPUTATION OF RATIO OF ADJUSTED

                   EBITDA TO INTEREST EXPENSE



Adjusted EBITDA to interest expense:

EBITDA                                              $66,217
SpectraCair cost savings                                 81
SpectraCair non-cash charge                             573
CHI cost savings                                      1,672
                                                    -------
  Adjusted EBITDA                                   $68,543
                                                    -------
                                                    -------

Interest Expense                                    $52,879
Non-cash interest expense                            (2,264)
                                                    -------
  Interest expense (including deferred
    financing fees)                                 $50,615
                                                    -------
                                                    -------

Ratio of Adjusted EBITDA to interest expense           1.35
                                                    -------
                                                    -------


                   COMPUTATION OF RATIO OF NET DEBT

                         TO ADJUSTED EBITDA


Net Debt to Adjusted EBITDA:

Total Debt                                          $477,085
Less: Cash                                            (9,203)
      NutraMax Note receivable                        (5,915)
                                                    --------
   Net debt                                         $461,967
                                                    --------
                                                    --------

Adjusted EBITDA (per above)                         $ 68,543
                                                    --------
                                                    --------

Ratio of Net Debt to Adjusted EBITDA                    6.74
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